Exhibit 99.02

FOURTH AMENDMENT TO LEASE AGREEMENT

This FOURTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is executed and entered into effective as of November 27, 2012, by and between ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 11, LLC, and ARI - IBP 12, LLC, each a Delaware limited liability company ("Landlord"), acting by and through Billingsley Property Services, Inc., as agent for Landlord, and REACHLOCAL, INC., a Delaware corporation ("Tenant").

WITNESSTH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated February 2, 2010 (the "Original Lease"), with respect to certain office space more particularly described therein (the "Original Premises") known as Suite 1200 of the office building (the "Building") whose street address is 6504 International Parkway, Plano, Texas 75093;

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated June 7, 2010 (the "First Amendment") wherein the Tenant expanded its leased premises to include Suite 1000 of the Building, consisting of approximately 10,820 square feet of rentable area (the "First Expansion Premises"), thereby bringing the Total Rentable Square Feet in the Premises to 18,114;

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated March 23, 2011 (the "Second Amendment";) wherein the Tenant expanded its leased premises to include Suite 2100 of the Building, consisting of approximately 16,284 square feet of rentable area (the "Second Expansion Premises"; the Original Premises, the First Expansion Premises and the Second Expansion Premises are collectively referred to herein as the "Premises"), thereby bringing the Total Rentable Square Feet in the Premises to 34,398; and

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated August 31, 2011 (the "Third Amendment" the Original Lease, as amended by the First Amendment, by the Second Amendment, and by the Third Amendment is referred to herein as the "Lease") to further expand the Premises wherein the Tenant expanded its leased premises to include Suite 1300 of the Building, consisting of approximately 8,907 square feet of rentable area (the "Third Expansion Premises"; the Original Premises, the First Expansion Premises, the Second Expansion Premises and Third Expansion Premises are collectively referred to herein as the "Premises"), thereby bringing the Total Rentable Square Feet in the Premises to 43,305; and

WHEREAS, Landlord and Tenant now desire to amend the Lease subject to the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1. Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in the Lease.

2. Condition of Premises. Landlord is tendering possession and Tenant accepts the Premises as of the date of this Amendment, in an "AS-IS", "WHERE-IS", condition "WITH ALL FAULTS", without recourse to Landlord;  ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE PREMISES. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

3. Term.  The Term of the Lease for the entire Premises shall be extended from January 31, 2014 to July 31, 2014 ("Expiration Date") and (collectively "Extension Term").

4. Basic Rental.

Basic Rental for the Premises for the Extension Term shall be as follows:

TIME PERIOD:	ANNUAL BASIC RENTAL RATE PER RENTABLE SQUARE FOOT:	MONTHLY BASIC RENTAL (PREMISES):
February 1, 2014 – Expiration Date	$25.00	$90,218.75

5. Parking.  Effective as of November 1, 2012 through the Expiration Date, Tenant shall be provided twelve (12) covered reserved spaces at a charge of $50.00 per space per month (plus applicable sales tax) ("Covered Spaces") as depicted on Exhibit A, and sixteen (16) uncovered reserved spaces at a charge of $25.00 per space per month (plus applicable sales tax) ("Uncovered Spaces") (together, the "Reserved Spaces"). All prior agreements whether written or verbal in regards to Reserved Spaces at the Building shall be deemed null and void and of no further effect.

6. Brokerage Commissions.  Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the Amendment, other than Studley, Inc. and Peloton Commercial Real Estate (which Landlord shall compensate pursuant to separate written agreements between Landlord and such Brokers). Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

7. Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

8. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

FOURTH AMENDMENT TO LEASE AGREEMENT	Page 2

9. Counterparts.  This Amendment may be executed in multiple counterparts and may be distributed and exchanged by electronic facsimile or PDF file, each of which shall constitute an original, but all of which shall constitute one document.

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FOURTH AMENDMENT TO LEASE AGREEMENT	Page 3

Executed as of the date first written above.

LANDLORD:

ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 11, LLC, ARI - IBP 12, LLC, each a Delaware limited liability company

By:	Billingsley Property Services, Inc., a Texas corporation as Agent

	By:	/s/ Kenneth D. Mabry
Name: Kenneth D. Mabry
Title: Senior Vice President

TENANT: REACHLOCAL, INC., a Delaware corporation

By:	/s/ Ross G. Landsbaum
Name:	Ross G. Landsbaum
Title:	CFO

FOURTH AMENDMENT TO LEASE AGREEMENT	Signature Page

EXHIBIT A

PARKING

EXHIBIT A, Parking	Page 1